SUBLEASE


                                     Between


                                 NORTH FORK BANK


                                   Sublessor,


                                       And


                             ISHOPNOMARKUP.COM, INC.


                                   Subtenant,


                              Dated April 13, 2000

                                TABLE OF CONTENTS
                                -----------------



SECTION 1.   Term; Premises; Use and Occupancy
SECTION 2.   Fixed Rent; Additional Rent
SECTION 3.   Intentionally Omitted
SECTION 4.   Incorporated Prime Lease
SECTION 5.   Condition of Sublease Premises
SECTION 6.   Assignment; Subletting
SECTION 7.   Insurance
SECTION 8.   Alterations; Restoration; Maintenance and Repairs
SECTION 9.   Subordination
SECTION 10.  Indemnification
SECTION 11.  Quiet Enjoyment
SECTION 12.  Surrender of Sublease Premises
SECTION 13.  Deliver of Possession
SECTION 14.  Real Estate Brokers
SECTION 15.  Notices
SECTION 16.  Defaults
SECTION 17.  Remedies of Sublessor
SECTION 18.  Waiver of Redemption and Jury Trial
SECTION 19.  Other Remedies
SECTION 20.  Cumulative Effect
SECTION 21.  Sublease Interest Rate
SECTION 22.  Certain Representation
SECTION 23.  Landlord's Consent
SECTION 24.  Miscellaneous
SECTION 25.  Security Deposit

                                    EXHIBITS
                                    --------




Exhibit "A"          Excluded Articles of Prime Lease

           SUBLEASE, dated as of the 13th day of April, 2000, between NORTH FORK BANK, a New York banking corporation with its principal banking house at 245 Love Lane, Mattituck, New York 11952 ("Sublessor") and ISHOPNOMARKUP.COM, INC., a Nevada corporation with its principal place of business at 334 Main Street, Port Washington, Yew York 11050 ("Subtenant").

                              W I T N E S S E T H:
                              --------------------

           WHEREAS, by lease dates as of July 5, 1977 (the "Prime Lease"), Reliance Federal savings Bank f/k/a Reliance Federal Savings and Loan Association ("Reliance"), as "Tenant", leased from Lawrence Lever Trust $ Steve Lever d/b/a The Lever Company ("Prime Landlord"), for a term expiring on October 31, 1992, approximately 21,216 square feet of space consisting of the entire sixth floor, Suite 600, in the building (the "Building") designated as 585 Stewart Avenue, Garden City, New York 11530, as described in the Prime Lease; and

           WHEREAS, on April 4, 1991, Tenant exercised its option to extend the Prime Lease for an additional ten (10) year term; and

           WHEREAS, by agreement dated as of September 28, 1992, Prime Landlord and Tenant agreed that the new term of the lease would expire on October 31, 2002; and

           WHERAS, Sublessor has succeeded to the interests of Reliance by merger effective as of February 18, 2000; and

           WHEREAS, Sublessor has succeeded to the interest of Reliance by merger effective as of February 28, 2000; and

           WHEREAS, Sublessor has furnished Subtenant with a copy of the Prime Lease and all agreements relevant thereto reference herein (receipt of which is hereby acknowledged by Subtenant); and

           WHEREAS, Subtenant desires to sublease the Sublease Premises (as hereinafter defined) from Sublessor and Sublessor desires to sublease such premises to Subtenant, upon all of the terms, covenants and conditions hereinafter set forth,

           NOW, THEREFORE, IN CONSIDERATION OF THE RENTS AND THE PREMISES SET FORTH HEREIN AND INTENDING TO BE LEAGALLY BOUND HEREBY, SUBLESSOR AND SUBTENAT AGREE AS FOLLOWS:

           SECTION 1. TERM; PREMISES; USE AND OCCUPANCY
                      ---------------------------------

           1.1 Subject to Sublessor's receipt of written approval from Prime Landlord of the subleasing contemplated hereby, Sublessor hereby leases to Subtenant, and Subtenant hereby hired from Sublessor, for a term (the "Term") commencing on April 15, 2000 (the "Commencement Date") and expiring on October 30, 2002 (the "Expiration Date"), Approximately 21,216 square feet on the sixth floor of the Building (the "Sublease Premises").

           1.2 Subtenant agrees to and shall occupy the Sublease Premises for the normal conduct of general business and/or professional offices and for no other purpose.

           SECTION 2.  FIXED RENT AND ADDITIONAL RENT
                       ------------------------------

          2.1        Subtenant shall pay the following rent to Sublessor:

          (a)        Fixed Rent (as specified hereinafter); and

          (b)        Additional Rent (as specified hereinafter).


           2.2 Subtenant shall pay Fixed Rent and Additional Rent at the address of Sublessor specified in Section 15 (or at such other place as Sublessor may designate by a Notice) in lawful money of the United States of America, promptly when due and payable, with notice or demand therefore, and without any abatement, set-off, deduction, or counterclaim of any kind whatsoever (unless and to the extent specifically permitted under this Sublease).

           2.2 Subtenant shall pay Sublessor as "fixed Rent" hereunder the following:

                     (a) Three Hundred Thirty Nine Thousand Four Hundred Fifty Six and 00/100 dollars ($339,456.00), in equal monthly installments of Twenty Eight Thousand Two Hundred Eighty Eight and 00/100 dollars ($28,288.00) for the period from the Commencement Date through April 14, 2001; and

                     (b) Five Hundred Thirty Nice Thousand Six Hundred Eighty Two and 00/100 ($539,682.00), in equal monthly installments of Twenty Nice Thousand One Hundred Seventy Two and 00/100 dollars ($29,172.00) for the period April 15, 2001 through the Expiration Date; and

           2.4 The first monthly installment of Fixed Rent shall be due on or before the first day of occupancy, with each subsequent installment due on or before the fifteenth date of each successive month following the Commencement Date.

           2.5 In the Sublease, "Additional Rent" shall be and shall consist of all sums of money, costs, expenses or charges of any kind or amount whatsoever (other than Fixed Rent) which Subtenant has assumed or agreed to pay or which become due and payable by Subtenant to Sublessor under this Sublease.

           2.6 Sublessor shall pay any Additional Rent due under this Sublease to Sublessor upon demand.

           2.7 Sublessor hereby represents and Subtenant acknowledges that electricity supplied to the Sublease Premises is separately metered; the cost of which electricity shall be borne by Subtenant.

                        SECTION 3. INTENTIONALLY OMITTED
                                   ---------------------

                       SECTION 4. INCORPORATED PRIME LEASE
                                  ------------------------


           4.1       In this Sublease:

           (a) "Excluded Articles" means the terms, covenants, conditions and provisions of the Prime Lease specified in Exhibit "A": hereto; and

           (b) "Incorporated Prime Lease" means the Prime Lease as modified by excluding the Excluded Articles, a copy of which has been prev8iously supplied to Subtenant.

           Any reference to the Prime Lease by itself (i.e. to "Prime Lease" and not to "Incorporated Prime Lease") shall be construed as meaning the Prime Lease and all terms, covenants, conditions and provisions thereof.

           4.2 To the extent no inconsistent with the agreements and understandings expressed in this Sublease or applicable solely to the original parties of the Prime Lease, the terms, provisions, covenants and conditions of the Incorporated Prime Lease are hereby incorporated in this Sublease by reference and shall be binding upon both parties hereto, subject to the following understandings:

           (a) the term "Landlord" as used in the Incorporated Prime Lease shall apply to the Sublessor herein, and its successors and assigns, and the term "Tenant" as used in the Incorporated Prime Lease shall apply to the Subtenant herein, and its permitted successors and assigns;

           (b) wherever it is provided in the Incorporated Prime Lease that the Landlord has the right to elect to perform any covenant, term or provision of the Tenant thereunder upon default of the Tenant in observing or complying with such covenant, term or provision, such right shall inure to the benefit of the Sublessor as well as to the benefit of the Prime Landlord; and (c) nothing herein or in the Incorporated Prime Lease and/or the Prime Lease contained shall be construed to required the Sublessor to cure any default of the Landlord under the Prime Lease or to bring any action or proceeding or take steps to enforce the Sublessor's rights, if any, against the Landlord in respect thereof.

           In the event of any inconsistency between the Incorporated Prime Lese and the specific provisions of this Sublease, the specific provisions of this Sublease shall govern.

                     4.3 Subtenant shall have all rights and obligations of "Tenant" under the Incorporated Prime Lease. Sublessor shall have the rights and obligations of "Landlord" under the Incorporated Prime Lease, except that Sublessor shall have no responsibility:

                               (a) for furnishing to the Sublease Premises any
building services, repairs, and/or work of any kind whatsoever which Prime Landlord is required to furnish under the Prime Lease; and/or

                               (b) for any default whatsoever of or by Prime
Landlord under the Prime Lease.

           Nothing in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord under the Prime Lease. Subtenant shall have no rights in and with respect to the Sublease Premises greater than Sublessor's rights under the Prime Lease.

     4.4 In furtherance (and without limitation) of Section 4.3, Subtenant agrees that Sublessor shall have no obligation to furnish heat, air conditioning, elevator service, electricity, cleaning service, and/or any other building services of any kind whatsoever, and that Sublessor shall not be obligated to make any repairs or restorations of any kind whatsoever in and to the Sublease Premises. Subtenant agrees to look solely to Prime Landlord for any services, repairs, and/or work of any kind whatsoever (any whether normal work or restoration or repairs after damage or destruction) to be furnished with respect to the Sublease Premises. Nothing herein or in the Prime Lease contained shall be construed to required the Sublessor to cure any default of the Prime Landlord under the Prime Lease or to bring any action or proceedings or take steps to enforce the Sublessor's rights, if any, against the Prime Landlord in respect thereof. However, if the Subtenant shall make a reasonable written demand upon the Sublessor to proceed against the Prime Landlord and the Sublessor shall fail to refuse to take appropriate action to enforce the rights of the Sublessor against the Prime Landlord under the Prime Lease, Subtenant shall have the right after fifteen (15) days' Notice to Sublessor (except in case of any emergency, no prior Written Notice shall be required to be given to Sublessor) to take such action in Sublessor's own name and for such purpose (and shall indemnify and hold harmless Sublessor from and against any and all costs, charges, or liabilities in connection therewith (including reasonable attorneys' fees)).

           4.5 Subtenant agrees not to do (or permit to be done if within Subtenant's control) any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions, or provisions of the Prime Lease, or which will make Sublessor liable for any damages, claims, fines, costs, or penalties under the Prime Lease.

                    SECTION 5. CONDITION OF SUBLEASE PREMISES
                               ------------------------------

           5.1 Subtenant has inspected the Sublease Premises, knows the condition thereof, and agrees to accept the same "AS IS" on the date of this Sublease subject to Sublessor's ordinary use and occupancy of the Sublease Premises during the period from and after the date hereof to and until the Commencement Date. Subtenant acknowledges that Sublessor has made no warranties or presentations with respect to the condition or legal status of the Sublease Premises (or any fixtures or personal property therein), except as set forth in this Sublease.

           5.2 Subtenant agrees that Sublessor has no obligation whatsoever to alter or repair the Sublease Premises or to prepare the same in any way for Subtenants occupancy or use. Any and all office furniture and office equipment remaining in the Premises as of the Commencement Date shall be available for use by Subtenant, and such office furniture and office equipment shall become the property of Subtenant at the expiration of this Sublease for a purchase price of $1.00 so long as Subtenant is not then in default of any of the terms or conditions hereof. Sublessor hereby represents and warrants that Sublessor owns said furniture and equipment and that same is not subject to any encumbrance, lien or security agreement effecting the title thereof.

                        SECTION 6. ASSIGNMENT: SUBLETTING
                                   ----------------------

           6.1 Subtenant shall not, without obtaining the prior written consent of Sublessor (which consent may be with held for any reason whatsoever or for no reason) and Prime Landlord, in each instance:

                     (a) assign or otherwise transfer this Sublease, or any part of Subtenant's right, title or interest therein;

                     (b) sub-sublet or further underlet all or any part of the Sublease Premises or allow all or any part of the Sublease Premises to be used or occupied by any other corporation or any trust, partnership, syndicate, cooperative, association or other business combination of any kind whatsoever, or by any natural person or by any estate (each or any combination of the foregoing jointly and severally a "Person"; or

                     (c) mortgage, pledge or otherwise encumber this Sublease, or the Sublease Premises.

           For purposes of this Article:

                     (a) the transfer of more than fifty per cent (50%) of any class of capital stock of Subtenant or of any sub-subtenant, or the transfer of more than fifty per cent (50%) of the total actual or beneficial interest(s) in Subtenant or of any other Person which is a sub-subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions shall be deemed an assignment of this Sublease, or of such sub-sublease, as the case may be;

                     (b) an agreement by any other Person, directly or indirectly, to assume Subtenant's obligations under this Sublease or mange Subtenant's business affairs shall be deemed an assignment; and

                     (c) any Person to whom Subtenant's interest under this Sublease passes by operation of law, or otherwise, shall be bound by the provisions of this Section.

Subtenant agrees to furnish to Sublessor upon demand at any time such information any assurances as Sublessor may reasonably request that neither Subtenant, or any previously permitted sub-subtenant, has violated the provisions of this Article.

           6.2 Subtenant may, upon ten (10) days' prior Notice to Sublessor, permit any Person(s) which controls, are controlled by, or are under common control with Subtenant (herein referred to as a "Related Person") to sub-sublet or occupy all or part of the Sublease Premises for any of the purposes permitted to Subtenant (subject, however, to compliance with Subtenant's obligations under this Sublease), provided that 9a) Subtenant shall not then be in default in the performance of any of its obligations under this Sublease, (b) in the Notice referred to above, Subtenant shall furnish Sublessor with the name of any such Related Person together with a certification of Subtenant, and such other proof as Sublessor may reasonably request, that such sub-subtenant or occupant is a Related Person (c) in the reasonable judgment of Sublessor the proposed sub-subtenant or occupant is of sound character and good reputation, (d) there shall be no Fixed Rent and/or Additional Rent or other compensation payable to Subtenant by any such Related Person which is in excess of the Fixed Rent and/or Additional Rent or other compensation then payable by Subtenant hereunder for the portion of the Sublease Premises cover by the sub-sublease and Subtenant shall certify to this effect prior to such sub-subletting, (e) if at any time such subtenant or occupant shall cease to be a Related Person, it shall have no further right to sub-sublet or occupy all or any part of the Sublease Premises except pursuant to all other provisions of this Section 6, and (f) Prime Landlord (and all other parties, if any, whose consent is required under the Prime Lease) shall have previously consented in writing to such sub-subletting or occupancy. Subtenant shall promptly furnish to Sublessor such reasonable evidence (which evidence may, at Sublessor's request, include the written legal opinion of Subtenant's attorneys) as shall be necessary to establish that such sub-subtenant or occupant remains a Related Person. Such sub-subletting or occupancy shall not be deemed to vest in any such Related Person any right or interest in this Sublease or the Sublease Premises nor shall it relieve, release, impair or discharge any of Subtenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50% of all of the voting stock of a corporation or not less than 50% of all of the legal and equitable interests in any other Person or the possession of the power, directly or indirectly, to direct or cause the direction of management and policy of a corporation or other Person, whether through the ownership of voting securities, common directors or officers, the contractual right to manage the business affairs of such Person, or otherwise.

           6.3 Any assignment required to be made with Sublessor's consent shall not be effective, and shall be void as against Sublessor, unless and until the assignee shall execute, acknowledge and deliver to Sublessor an agreement, in form and substance reasonably satisfactory to Sublessor, under which (i) such assignee assumes the obligations and performance of this Sublease and agrees to be bound by all of the covenants, agreements, terms, provisions and conditions on the part of Subtenant to be performed or observed on and after the effective date of any such assignment; and (ii) the assignor agrees that the provisions of this Article shall continue to be binding upon it in the future, notwithstanding the assignment or other transfer.


           6.4 Subtenant covenants that, notwithstanding any sub-sublease, assignment or transfer, whether or not in violation of the provisions of this Sublease, and notwithstanding the acceptance of any Fixed Rent or other compensation by Sublessor from an assignee, sub-sublessee, transferee, or any other Person, Subtenant shall remain fully primarily, and jointly and severally, liable for the payment of all Fixed Rent due and to become due under this Sublease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Sublease on Subtenant's part to be performed or observed. After any assignment, sub-subletting, or other transfer permitted under this Section 6, Subtenant's liabilities and obligations under this Sublease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Sublessor extending the Term, or modifying any obligations contained in this Sublease, or by any waiver or failure of Sublessor to enforce any of Subtenant's obligations under this Sublease, and Subtenant shall continue liable hereunder.

                              SECTION 7. INSURANCE
                                         ---------

           7.1 At its expense, Subtenant will obtain and maintain any and all liability and casualty insurance of any kind whatsoever which Sublessor is required to maintain with respect to the Subleased Premises as Tenant under the Prime Lease including, without limitation, Article 43 thereof, which policies shall otherwise comply with the terms and conditions required by the Prime Lease and shall name Sublessor as an additional insured. If Subtenant fails to maintain any such insurance, Sublessor may ,at its election, obtain the same and collect the cost thereof from Subtenant as Additional Rent, upon demand, with interest thereon at the Sublease Interest Rate from date of such demand.

          SECTION 8. ALTERATIONS; RESTORATION; MAINTENANCE AND REPAIRS
                     -------------------------------------------------

           8.1 Subtenant shall make no alterations, improvements, decorations, or installations of any kind whatsoever in or to the Sublease Premises without the prior written consent of Sublessor, which consent shall neither be unreasonably delayed nor withheld (and without the prior written consent of Prime Landlord as required under the Prime Lease). Sublessor's consent shall not be required for the decoration of the Sublease Premises or the placement of carpeting or rugs, wall covering, lighting fixtures or works of art (which decorations may , however, require the consent of Prime Landlord). Subtenant Agrees that Subtenant's employment of any contractor, subcontractor, or other person in connection with the alteration , restoration, improvement or decoration of the Sublease Premises (or any portion thereof) shall be expressly subject to the approval of Prime Landlord.

           8.2 Unless Sublessor gives Subtenant Notice to the contrary sixty
(60) days before the end of the Term, Subtenant shall restore the Sublease Premises at the end of the Term to (and surrender the same to Sublessor in) the condition which existed prior to any and all alterations, improvements, decorations, or installations by Subtenant in or to the Sublease Premises (whether or not previously approved by Sublessor).

           8.3 Without limiting any of Subtenant's obligations imposed pursuant to the terms of this Sublease, Subtenant shall, at its sole cost and expense (i) cause the Sublease Premises to be kept clean and all refuse to be removed there from; and (ii) cause to be performed all custodial services to the Sublease Premises.

           8.4 Notwithstanding anything to the contrary herein or in the Prime Lease, Subtenant shall not install or cause to have installed any exterior signage on the Building.


                            SECTION 9. SUBORDINATION
                                       -------------

           9.1 This Sublease and all rights of Subtenant hereunder are and shall be subject and subordinate to the Prime Lease and to all mortgages, leases, leasehold mortgages, and to all other rights whatsoever, if any, to; which the Prime Lease (and Sublessor's interest therein) are subject and subordinate.

                          SECTION 1 0. INDEMNIFICATION
                                       ---------------

           10.1 Subtenant agrees to indemnify and hold Sublessor harmless from and against (and to pay Sublessor the full amount of) all loss, liability, obligation, damage, penalty, cost, claim, demand, judgment, charge and expense of every kind whatsoever (including, but not limited to, attorneys' and architects' fees), whensoever asserted or occurring, which Sublessor may incur or payout, or which may be asserted against Sublessor, by reason of, or in connection with:

           (a) any failure of or by Subtenant to perform or comply with any and all of the terms, covenants, conditions and provisions of this Sublease;

           (b) any work or thing of whatsoever kind done in, on, OT about the Sublease Premises or the Building by Subtenant or by Subtenant's employees, contractors, agents, or licensees (including, but not limited to, construction, alterations, repairs, or similar acts of any kind whatsoever, and whether or not authorized by this Sublease); and/or

           (c) any negligence or willful act or omission of Subtenant or Subtenant's employees, contractors, agents, or licensees; and/or

           (d) any injuries to persons or property occurring in, on, or about the Sublease Premises or the Building caused by Subtenant or Subtenant's employees, contractors, agents, or licensees; and/or

           (e) any appearance by Sublessor or any officer or employee of Sublessor, as a witness or otherwise (and whether discretionary or compulsory) in any action or proceeding involving Subtenant.

                           SECTION 11. QUIET ENJOYMENT
                                       ---------------

           11.1 Upon paying Fixed Rent and Additional Rent and observing the terms, covenants, conditions and provisions of this Sublease, Subtenant shall and may lawfully and quietly hold and enjoy the Sublease Premises during the term of this Sublease without hindrance, ejection, molestation or interruption by or from Sublessor.

           11.2 If the Prime Lease terminates for any reason whatsoever prior to the date on which this Sublease is scheduled to expire, this Sublease shall thereupon terminate. Sublessor shall not be liable to Subtenant by reason of any such termination and thereafter shall have no further obligations of any kind whatsoever to Subtenant hereunder (unless Prime Landlord terminates the Prime Lease for nonpayment of rent or other default by Sublessor under the Prime Lease; provided, however, that such default is neither partially nor wholly attributable or. related to a breach by Subtenant of its obligations under this Sublease). Subject to the foregoing, Subtenant shall be bound in all respects by any agreements and modifications thereof between Landlord and Sublessor unless such agreements materially and adversely affect Subtenant's rights and obligations under this Sublease (in which event, Sublessor may, but shall not be required to, indemnify and hold Subtenant harmless from and against such material adverse effect and thereupon such agreement shall be binding on Subtenant as if it were a party thereto ) and by the determinations of courts, arbitrators, or other persons whose decisions are binding upon Sublessor under the Prime Lease.

           11.3 If this Sublease terminates prior to the Expiration Date as a result of a termination of the Prime Lease, Subtenant's installment of Fixed Rent for the month in which such termination occurs shall be equitably apportioned based upon that percentage by which the number of days of occupancy by Subtenant bears to the total number of days in the month of such termination.

           SECTION 12. SURRENDER OF SUBLEASE PREMISES

           12.1 Upon the scheduled expiration or termination of this Sublease, or upon any earlier termination of this Sublease, Subtenant shall peaceably and quietly leave and surrender to Sublessor the Sublease Premises broom clean, in good condition and repair, and restored to the extent required under Section 8.2 of this Sublease. Subtenant's obligatio'I1s under this Section shall survive the expiration of the Term or any earlier termination of this Sublease.

           SECTION 13. DELIVERY OF POSSESSION

           13.1 If Sublessor is unable to give possession of the Premises on the Commencement Date for any reason whatsoever, Sublessor shall not be liable for failure to give such possession, nor shall such failure be deemed to extend the Term. In such event, this Sublease shall continue in full force and effect subject, however, to Subtenant's right to terminate this Sublease under Section
23.1 hereof.

           13.2 If Sublessor permits Subtenant to enter the Premises before the Commencement Date, Subtenant agrees that such occupancy shall be pursuant to all terms, covenants, conditions and provisions of this Sublease.

           13.3 This Section constitutes "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

           SECTION 14. REAL ESTATE BROKERS
                       -------------------

           14.1 Subtenant and Sublessor have not dealt with any broker for the negotiation and execution of this Sublease except Sutton & Edwards, Inc. (the "Broker"), with an office at 1981 Marcus Avenue, Lake Success, New York 11042.

           14.2 Subtenant agrees to indemnify and hold Sublessor harmless from and against any commission or fee claimed by any person with whom Subtenant has dealt in connection with the negotiation and execution of this Sublease other than the Broker. (Subtenant's indemnification shall cover, also, all expenses which Sublessor incurs to defend against any such commission or fee (including, but not limited to, reasonable attorneys' fees)).

           SECTION 15. NOTICES

           15.1 All notices, requests, demands, elections, consents, approvals and other communications hereunder must be in writing (each such, in writing, a "Notice") and addressed as follows (or at any other address which either party may designate by Notice):

                     IF TO SUBLESSOR:
                     ---------------
                     North Fork Bank
                     275 Broad Hollow Road
                     Melville, New York 11747
                     Attn: Facilities Management

                     IF TO SUBTENANT:
                     ---------------
                     IShopNoMarkup.com, Inc.
                     3334 Main Street
                     Port Washington, New York 11050
                     Attn: Mr .Zahid Qureshi

           Any Notice required by this Sublease to be given or made within a specified period of time, or on or before a date certain, shall be deemed to have been duly given only if delivered by hand or mailed by certified or registered mail, return receipt requested, postage and fees prepaid or by a nationally recognized overnight courier service. A Notice sent by certified or registered mail (as above) shall be deemed given three (3) days after the date of mailing. All other Notices shall be deemed given when received.

           SECTION 16. DEFAULTS
                       --------

           16.1 At Sublessor's option, anyone or more of the following shall be a "Default" under this Sublease:

           (a) if Subtenant fails to pay any installment of Fixed Rent or Additional Rent when due; and/or

           (b ) if Subtenant fails to perform or observe any other term, covenant, condition, or provision of this Sublease and such failure continues for ten (10) days after Notice from Sublessor, unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed within such ten (10) days, in which case the Default shall not be deemed to exist as long as Subtenant:

                               (i) advises Sublessor by Notice promptly after
Sublessor's Notice that Subtenant intends to take all steps necessary to remedy such failure with due diligence; and

                               (ii) duly commences curing the same within such
ten (10) day period; and

                               (iii) diligently and continuously prosecutes to
completion the steps necessary to remedy the same: and/or

                     (c) if Subtenant abandons the Sublease Premises, which abandonment shall be deemed to occur on the twentieth (2Oth) day after notice that the Sublease Premises are vacant (unless any earlier abandonment constitutes a default under the Prime Lease or under any insurance policy affecting the Sublease Premises, in which event Subtenant's abandonment shall be deemed to occur and constitute a default from and after the time a default is deemed to occur under the Prime Lease and/or the affected insurance policy); and/or

                     (d) if Subtenant admits, in writing, that Subtenant is unable to pay Subtenant's debts as such become due; and/or

                     (e) if Subtenant makes an assignment of all or a substantial part of its assets for the benefit of creditors; and/or

                     (f) to the extent permitted by law, if Subtenant files a voluntary petition in bankruptcy, or if Subtenant or any Guarantor files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, or if Subtenant seeks or consents to or acquiesces in or suffers the appointment of any trustee, receiver or liquidator of Subtenant or any Guarantor or of all or any substantial part of Subtenant's properties or of the Premises ( or Subtenant's interest therein); and/or

                     (g) if within sixty (60) days after the commencement of any proceeding against Subtenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law, such proceeding shall not have been dismissed; or if, within sixty (60) days after the appointment (without the consent or acquiescence of Subtenant) of any trustee, receiver or liquidator of Subtenant or of all or any substantial part of Subtenant's properties or of the Premises ( 01 Subtenant's interest therein), such appointment sha11 not have been vacated or stayed on appeal 01 otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated; and/or

                     (h) if, within a reasonable time after the Commencement Date, Subtenant has not occupied the Premises for the use specified in Section 1; and/or

                     (i) if Subtenant shall sublet the Premises or mortgage, pledge, assign transfer, or otherwise dispose of this Sublease (or Subtenant's estate hereunder) without complying with all applicable requirements of this Sublease; and/or

                     (j) if a levy under execution or attachment shall be made against Subtenant or Subtenant's property and such execution or attachment shall not be vacated or removed by cow order, bonding or otherwise within a period of forty- five (45) days.

           SECTION 17. REMEDIES OF SUBLESSOR
                       ---------------------

                     17.1 If any Default occurs and Sublessor, at any time hereafter, at Sublessor's option, gives Notice to Subtenant (the "Termination Notice") stating that this Sublease and the Term. shall expire and terminate on the date specified in such Termination Notice (which date shall be not less than three (3) business days after the giving of the Termination Notice), then this Sublease and the Term and all rights of Subtenant under this Sublease shall expire and terminate as if the date specified in the Termination Notice were the date definitely fixed in this Sublease for expiration of the Term; and Subtenant shall quit and surrender the Premises but shall remain liable as hereinafter provided.

                     17 -2 If any Default occurs, or if this Sublease is terminated as provided above, or by summary proceedings, or by any other legal action or proceeding, Sublessor may, without notice, re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages; and Subtenant shall remain liable as herein after provided. If Sublessor so re-enters, at its option, Sublessor may:

                     (a) repair and alter the Premises in such manner as Sublessor may deem necessary or desirable; and/or

                     (b ) let or relet the Premises ( or any parts thereof) for the whole or any part of the remainder of the Term, or for a longer period, in Sublessor's name or as agent of Subtenant, and pay and apply any rent and other sums thus collected or received as follows.

                               (i) first, to all costs and expenses of
terminating this Sublease, re-entering, retaking, repossessing, repairing and/or altering the premises, and all costs and expenses of removing all persons and property there from (including, but not limited to, court costs and transcript costs and reasonable attorneys' fees and disbursements);

                               (ii) second, to all costs and expenses incurred
in securing any new tenants and other occupants (including, but not limited to, reasonable and customary brokerage commissions, reasonable and customary legal expenses and attorneys' fees and disbursements and all reasonable and customary expenses of preparing the Premises for re-letting) and, if Sublessor shall maintain and operate the Premises, all costs and expenses of maintenance and operation; and

                               (iii) third, any balance remaining on account of
Subtenant's liability to Sublessor.

No re-entry by Sublessor, whether under summary proceedings or by any other legal action or proceeding, shall absolve or discharge Subtenant from any liability whatsoever hereunder. Sublessor shall not be responsible or liable for any reason whatsoever for any failure to relet the Premises (or any parts thereof), or for any failure to collect any rent due on any such re-letting; and in no event shall any failure to relet or to collect rent relieve Subtenant of any liability under this Sublease. Subtenant shall not be entitled to any excess of rents collected upon any re-letting of the Premises over the sums payable by Subtenant hereunder.

           17.3 If this Sublease and the Term terminate as provided in Section
17.1 or by or under any summary proceeding or any other legal action or proceeding, or if Sublessor re-enters the Premises as provided in Section 17.2 or by or under any summary proceeding or any other legal action or proceeding, then, in any of such events:

                     (a) Subtenant shall pay Sublessor all Fixed Rent and Additional Rent due under this Sublease to the date upon which this Sublease and the Term have terminated or to the date of re-entry upon the Premises by Sublessor.

                     (b) Subtenant shall additionally pay Sublessor, as damages, any deficiency (referred to as a "Deficiency") between the Fixed Rent and Additional Rent reserved in this Sublease for the period which otherwise would have constituted the unexpired portion of the Term and the amount, if any, of rents collected under any re-Ietting effected pursuant to Section 17.2 for any part of such period. Any such Deficiency shall be paid in installments by

Subtenant on the days specified in this Sublease for payments of Fixed Rent. Sublessor shall be entitled to recover from Subtenant each Deficiency installment as the same arises; and no suit to collect the amount of any Deficiency installment shall prejudice Sublessor's right to collect a deficiency for any subsequent installment by a similar proceeding.

                     (c) Whether or not Sublessor collects any Deficiency installments under (b) above, Sublessor shall be entitled to recover from Subtenant, and Subtenant shall pay Sublessor, on demand, in lieu of any further Deficiency, as and for liquidated and agreed final damages (it being agreed that it would be impractical or extremely difficult to fix actual damages), a sum . equal to the amount by which the Fixed Rent and Additional Rent reserved in this Sublease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum less the aggregate amount of Deficiencies previously collected by Sublessor pursuant to paragraph (b ) of this Section
17.3 for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Sublease Premises ( or any part thereof) shall have been relet for the period which otherwise would have constituted the unexpired portion of the Term, the amount of rent reserved upon such re-Ietting shall be deemed I2rimi! ~ to be the fair and reasonable rental value for the part or the whole of the Sublease Premises so relet during the term of such re-Ietting.

           17.4 Subtenant agrees that Sublessor may bring suit or suits from time to time, at Sublessor's election, for the recovery of damages, or for a sum equal to any installment or installments of Fixed Rent or Additional Rent or any Deficiency or other sum payable by Subtenant to Sublessor pursuant to this
Section 17; and nothing in this Sublease shall require Sublessor to await the date on which this Sublease or the Term would have expired by limitation had there been no Default by Subtenant and no termination.

           17.5 Nothing in this Sublease shall limit or prejudice Sublessor's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any law governing such proceeding at the time when such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of damages otherwise specified in this Section.

           17.6 No receipt of moneys by Sublessor from Subtenant after the giving of a Termination Notice, or after a termination of this Sublease, shall reinstate, continue or extend the Term or affect any Termination Notice or other Written Notice previously given to Subtenant, or operate as a waiver of Sublessor's right to enforce payment to Fixed Rent or Additional Rent payable by Subtenant hereunder or thereafter failing due, or operate as a waiver of Sublessor's right to recover possession of the Premises by proper remedy (unless otherwise expressly provided to the contrary in this Sublease). It is agreed by Subtenant that after the giving of a judgment for the possession of the Sublease Premises, Sublessor may demand, receive and collect all moneys due or thereafter falling due without in any manner invalidating or rescinding such Termination Notice, proceeding, order, suit or judgment; and at Sublessor's election, all moneys so collected shall be deemed payments either on account of the use and occupancy of the Sublease Premises or on account of Subtenant's liability hereunder.


           17.7 Subtenant shall pay Sublessor all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements), with interest thereon at the Sublease Interest Rate, incurred by Sublessor in any action or proceeding, at law or in equity, which Sublessor may be made a party by reason of any act or omission of Subtenant. In addition, Subtenant shall Pay Sublessor all costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements), with interest thereon at the Sublease Interest Rate, incurred by Sublessor in enforcing any of the terms, covenants, condition, or provisions of this Sublease and incurred in any action brought buy Sublessor against Subtenant on account of the provisions of this Sublease (including, but no limited to, any action for the collection of Fixed Rent and/or Additional Rent and/or for any Deficiency), unless Subtenant successfully defends such action undertaken by Sublessor; and all such reasonable and customary costs, expenses, and attorneys' fees and disbursements, with interest thereon at the Sublease Interest Rate, may be included in and form a part of any judgment entered in any such proceeding brought by Sublessor against Subtenant on or under this Sublease.

           SECTION 18. WAIVER OF REDEMPTION AND JURY TRIAL

           18.1 In case Subtenant shall be dispossessed by a judgment or by warrant of any court in case of re-entry or repossession by Sublessor pursuant to a Court Order, or by any other reasonable legal means, or in case of any expiration or termination of this Sublease, unless otherwise expressly provided to the contrary in this Sublease or prohibited by law, Subtenant (for and on behalf of Subtenant and all persons claiming through or under Subtenant) hereby expressly waives:

           (a) service of any notice of intention to re-enter now or hereafter provided by law, or of commencement of legal proceedings for that purpose; and

           (b ) any and all rights of redemption now or hereafter provided by law; and ,

           (c) re-entry or repossession or right to restore the operation of this Sublease.

Sublessor and Subtenant hereby waive trial by jury in any action or proceeding brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Subtenant, Subtenant's use or occupancy of the Premises, or any claims of injury or damage. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Sublease are not restricted to their trade, business or legal meaning.

           SECTION 19. OTHER REMEDIES
                       --------------

           19.1 In the event of any breach by Subtenant of any term, covenant, condition or provision of this Sublease, Sublessor shall be entitled to enjoin such breach and shall have the right to invoke all rights and remedies allowed at law or in equity as though this Sublease did not provide for re-entry , summary proceedings, damages or other remedies.

           19.2 If an order for relief is entered in any case which is commenced by or against Subtenant under the present or any future federal or state bankruptcy laws, Sublessor shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy laws or this Sublease (including, without limitation, such rights and remedies as may be necessary adequately to protect Sublessor's right, title and interest in and to the Premises or any part thereof).

           SECTION 20. CUMULATIVE EFFECT
                       -----------------

           20.1 Each right and remedy of Sublessor in this Sublease shall be cumulative and in addition to every other right or remedy in this Sublease or now or hereafter existing at law or in . equity; and the exercise ( or beginning of the exercise) by Sublessor of anyone or more rights or remedies in this Sublease or now or hereafter existing at law or in equity shall NOT preclude the simultaneous or later exercise by Sublessor of any and all other rights or remedies in this Sublease or now or hereafter existing at law or in equity.

           SECTION 21. SUBLEASE INTEREST RATE
                       ----------------------

     21.1 Sublease Interest Rate" means a rate per annum equal to the lesser of:

     (a) the highest rate permitted by law; or

     (b) twelve percent (12%) per annum.

           SECTION 22. CERTAIN REPRESENTATIONS
                       -----------------------

     22.1  Subtenant covenants, warrants and represents that:

           (a) Subtenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

           (b) Subtenant has all requisite corporate power and authority to execute, deliver and perform its obligations under this Sublease. Subtenant's execution, deliver, and performance of this Sublease, and Subtenant's consummation of all transactions contemplated hereby, have been duly authorized by all necessary corporate action of Subtenant, if any.

     22.2 Sublessor covenants, warrants and represents that:

           (a) it has delivered a true and correct copy of the Prime Lease and all amendments there to affecting the Sublease Premises and that there are no other agreements between Sublessor and Prime Landlord under the Prime Lease;

           (b) the term of the Prime Lease has commenced and Sublessor has neither given nor received any notice of default under the Prime Lease, not heretofore cured or waived;

           (c) no consents are required from any party other than from Prime Landlord under the Lease as a precondition to the effectiveness of this Sublease;

           (d) Sublessor is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York:

           (e) Sublessor has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Sublease. Sublessor's execution, delivery and performance of this Sublease, and Sublessor's consummation of all transaction contemplated hereby, have been duly authorized by all necessary corporate action of Sublessor, if any; and

           (f) Sublessor has received no Notice of any violation of any law which remains uncured.

           SECTION 23.  LANDLORD'S CONSENT
                        ------------------

           23.1 This Sublease is subject to, and shall become effective upon Sublessor and Subtenant, only if Prime Landlord consents in writing to this Sublease. If Sublessor does not receive Prime Landlord's written consent to this Sublease on or before May 15, 2000, either party may terminate this Sublease by Notice to the other party delivered no later than May 20, 2000; and upon the giving of such Notice of termination, this Sublease shall terminate, and the parties shall have no further liability hereunder.

           23.2 Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublessor prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if the consent of Prime Landlord must be obtained under the Prime Lease in such cases. Except as otherwise expressly provided to the contrary herein and provided Subtenant is not in default hereunder with respect to a default of which Notice has been given by Sublessor to Subtenant, Sublessor agrees that its consent or approval will not be unreasonably withheld or delayed in any such case, and that it will not withhold or delay its consent to any request made by Subtenant to which Prime Landlord shall have consented, unless the action for which such consent is sought may reasonably be expected to increase Sublessor's duties or liabilities under the Prime Lease. In such latter event, Sublessor's consent will not be withheld if Subtenant delivers to Sublessor its agreement in form and substance reasonably satisfactory to Sublessor whereby Subtenant indemnifies Sublessor's against the consequences of such increase in Sublessor's duties or liabilities under the Prime Lease including, without limitation , the reimbursement of any expense incurred by Sublessor by reason of its performance of such increased duties or nay loss suffered by reason of such increased liabilities. Subtenant agrees that Sublessor shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord when the same is required under the terms of the Prime Lease, other than the mere transmission by Sublessor to Prime Landlord of Subtenant's request for such consent or approval, whether in the name of Subtenant or in the name of Sublessor, as required by the Prime Lease.


                            SECTION 24. MISCELLANEOUS
                                        -------------


           24.1 No covenant, agreement, term or condition of this Sublease to be performed or complied with by Subtenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Sublessor. No waiver of any breach shall affect or alter this Sublease, but each and every term, covenant, condition and provision of this Sublease shall continue in full force and effect with respect to any other then existing or subsequent breach. The failure of Sublessor or Subtenant to seek redress for violation of, or to insist upon the strict performance of any term covenant, condition or provision of this Sublease, or to exercise any right or remedy consequent upon a breach thereof, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublessor of Fixed Rent or Additional rent with knowledge of the breach of any term, covenant, condition, or provision of this Sublease shall not be deemed a waiver of such breach. No payment by Subtenant or receipt by Sublessor of a lesser amount than the monthly installment of Fixed Rent and/or any amount of Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent. NO endorsement or statement on any check or any letter accompanying any check or payment of Fixed Rent or Additional Rent shall be deemed an accord and satisfaction or a modification of this Sublease; and Sublessor may accept any such check or payment without prejudice to Sublessor's right to recover the balance of such rent or pursue any other remedy under this Sublease. No payment by Sublessor of any amount required to be paid by Subtenant hereunder shall waive or release Subtenant's default in making any such payment or Sublessor's right to take action hereunder by reason of Subtenant's default. No agreement to accept any surrender of the Sublease Premises shall be valid unless in ,writing signed by Sublessor and Subtenant. Except pursuant to a written agreement duly executed by Subtenant and Sublessor, no act or thing done by Sublessor or Sublessor's agents during the Term shall be deemed an acceptance of a surrender of the Sublease Premises. No agent or employee of Sublessor shall have any power to accept the keys of the Sublease Premises prior to the tennination of the Sublease; and delivery of keys to any such agent or employee shall not operate as a tennination of the Sublease or a surrender of the Sublease Premises.

           24.2 This Sublease shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. This Sublease embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof. This Sublease may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All the terms of this Sublease, whether so expressed or not, shall be binding upon the respective successors and assigns of the parties hereto (subject to Section 6) and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (subject to Section 6). The headings of this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning thereof. This Sublease may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Unless otherwise specifically set forth in this Sublease, this Sublease creates no options or rights whatsoever to renew or extend the Term.

           24.3 Unless otherwise specifically set forth in the Sublease, wherever Sublessor's consent is required under this Sublease, Sublessor may withhold such consent for any reason whatsoever.

           SECTION 25. SECURITY DEPOSIT
                       ----------------

           25.1 Subtenant has deposited with the Sublessor the sum of Eighty Four Thousand Eight Hundred Sixty Four and 00/100 dollars ($84,864.00) as security for the faithful performance and observance by Subtenant of the terms, provisions and conditions of this Sublease. It is agreed that in the event Subtenant defaults in respect of any of the terms, provisions or conditions of this Sublease, including, but not limited to, the payment. of Fixed Rent or Additional Rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent or Additional Rent or any other sum as to which Subtenant is in default or for any sum which Sublessor may expend or may be required to expend by reason of Subtenant's default in respect of any of the tenns, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Sublease Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant after the expiration of the Terms and after delivery of entire possession of the Sublease Premises to Sublessor. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

           [NEXT PAGE IS SIGNATURE PAGE]

           IN WITNESS WHEREOF, THIS SUBLEASE HAS BEEN DULY EXECUTED ON THE DAY AND YEAR FIRST HEREINABOVE WRITTEN.

                                   NORTH FORK BANK


                                   By ___RONALD BUTKOVICH_______
                                         ----------------
                                        Name: Ronald Butkovich
                                        Title: Senior Vice President


                                   ISHOPNOMARKUP.COM, INC.


                                   By:____MOUSSA YEROUSHALMI_____
                                          ------------------
                                        Name: Moussa Yeroushalmi as President
                                        Title: President,  4/12/2000




           [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           STATE OF NEW YORK   )
                                                           )ss:
           COUNTY OF NASSAU    )

           On this 13 day of April, in the year 2000, before me, the undersigned, personally appeared Ronald Bukcovich, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

           Roseanne Hoet                             ROSEANNE HOET
                                                     --------------------
           Notary Pulic State of New York            Notary Pulic
           No. 41-4643016
           Qualified in Nassau County
           Commission Expires 6/30/01

           STATE OF NEW YORK       )
                                   )ss:
           COUNTY OF               )

           On this 12 day of April , in the year 2000, before me, the undersigned, personally appeared Moussa Yeroushalmi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledge to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the personaupon behalf of which the individual acted, executed the instrument.



                                       JACOB WACHSTOCK
                                       -------------------------
                                       Notary Public

                                       Jacob S. Wachstock
                                       Notary Public, State of New York
                                       No. 4675699
                                       Qualified in Nassau County
                                       Commission Expires May 30, 2001

           CONSENT TO SUBLEASE
           -------------------

           Notwithstanding anything to the contrary contained in this Sublease Agreement between ISHOPNOMARKUP.COM, INC. as "Subtenant" and NORTH FORK BANK as "Sublessor", this consent by Owner to said Sublease Agreement shall not modify any terms of the "Prime Lease" (main lease), nor create any new obligations upon the Owner, nor shall same relieve the "Sublessor", from its obligation under the "Prime Lease".


585 STEWART REALTY LLC
successor in interest to
Lawrence Lever Trust & Steven Lever
D/b/a The Lever Company



By: ____________________________            Date: 4/13/00
                                                  -------
       Steven Lever,  Member

By _____________________________
        Bruce H. Belsky, Member